Exhibit 10.14

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

PAGE OF PAGES: 1 35

2. AMENDMENT/MODIFICATION NO.: P00001

3. EFFECTIVE DATE: See Block 16C

4. REQUISITION/PURCHASE REQ. NO.: 5872510

5. PROJECT NO. (If applicable)

6. ISSUED BY — CODE: NHLBI

National Institutes of Health/NHLBI
6705 Rockledge Drive
RKL1, 5th Floor
Attn: Jonathan Lear, Contracting Officer
301-827-7716
Bethesda, MD 20892-7511

National Institutes of Health/NHLBI
Office of Acquisitions
6705 Rockledge Drive
Rockledge 1, 5th Floor
Bethesda, MD 20892-7511

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)

TALIS BIOMEDICAL CORPORATION:1191536
230 CONSTITUTION DRIVE
MENLO PARK CA 940251109

CODE | FACILITY CODE

(x) 9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)

10B. DATED (SEE ITEM 13): 07/30/2020

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)

See Schedule — Net increase: $15,300,000.00

CHECK ONE	
	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
X	D. OTHER (Specify type of modification and authority) FAR 52.216-25, Contract Definitization

E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

PURPOSE: The purpose of this modification is to definitize the letter contract.

Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9 A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print): Brian Coe Chief Executive Officer

16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print): ALLISON M. CRISTMAN

15B. CONTRACTOR/OFFEROR: [signature] Brian Coe (Dec 9, 2020 ...) (Signature of person authorized to sign)

15C. DATE SIGNED: Dec 9, 2020

16B. UNITED STATES OF AMERICA: Allison M. Cristman -S Digitally signed by Allison M. Cristman -S Date: 2020.12.15 15:10:44 -05'00' (Signature of Contracting Officer)

16C. DATE SIGNED: 12/15/2020

NSN 7540-01-152-8070
Previous edition unusable

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA
FAR (48 CFR) 53.243

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 1 I 35 2. AM ENDMENT/M CODIFICATION NO . 3. EFFECTIVE DATE 4 REQUISITE ION/PU RCHASE REO NO. 15. PROJECT NO. (/I applicable) P00 001 58725 1 0 See Block 16C 6. ISSUED BY CODE NHLB I 7. ADMINISTERED BY (If other than Item 6) CODE [NHLBI National Institutes of Health/NHLBI National Institutes of Health/ NHLBI 670 5 Rock ledge Drive Office of Acquisitions RKL1 , 5th Floor 6705 Rockledge Drive Attn : Jonathan Lear, Contracting Officer Rockledge 1 , 5th Floor 3 01 - 827- 7716 Bethesda , MD 2 0892- 7511 Bethesda , MD 20892 - 7511 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State andZIPCode) 9A. AMENDMENT OF SOLICITATION NO ~ T ALIS BIOMEDI CAL CORPORATION: 1191536 2 3 0 CONST ITUTION DRIVE 9B . DATED (SEE ITEM 11) MENLO PARK CA 940251 109 X 10A. MODIFICATION OF CONTRACT/ORDER NO 7 5N92 020C00010 10B DATED (SEE ITEM 13) CODE FACILITY CODE 07/3 0/202 0 11. T HIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS : IIUHIIHI till Hers must acknowledge reception this amendment prior to the hour and date specified In the solicitation or as amended . by one of the following methods. (a) By complet1ng Items 8 and 15. and returning copies of the amendment. (b) By acknowledging receipt of this amendment an each copy of the offer submitted. or (c) By separate letter or telegram wh1ch Includes a reference to the solicitat1on and amendment numbers . FA ILURE OF YOUR ACKN:JWLEDGEMENT TO BE RECEI VED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PR IOR TO THE HOUR AND DATE SPEC IFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by v1rtue of th1s amendment you delft to change an offer already submitted. such change may be made by telegram or letter. Provided each telegram or letter makes reference to the sohatahon end this amendment end received poor to the opemnghour end date specified 12.ACCOUIHINOANDAPPROPRIATION DATA(/1 required) Net increase : $ 15,300,000.00 See Schedule 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES T HE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A THIS CHANGE ORDER IS ISSUED PURSUANT TO (Specify autflouty) T HE CHANG ES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO IN ITEM 10A. B THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (sue// as flanges m paylflg office, 8ppn:>pri8tion data, <>1\;) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C TH IS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO PUTHORITY OF: D. OT HER (Specify type or modification and autflonty) X FAR 52 . 216- 25, Contract Definitization E. IMPORTANT: Contractor 0 IS not. [} is rewired to sign this document and rectum 1 copies to the inswing office 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Of9antzed by UCF sect10n head mgs, mc/udmg solicda!Jonlconlract StJbfecl matter where fess1ble.) TITLE : Radix Tech - Tal is Biomed Cal Hi golly Scald able SARS- CoV- 2 RNA Detection in Minutes PURPOSE : The purpose of this modification is to definitive t h e letter contract . Delivery: 07/29/2021 Delivery Location Code : TDP , BTHOFF Two Democracy Plaza , Bethesda Off C 2 Democracy Plaza 6707 Democracy Blvd Bethesda 1D 208 17 us Continued .. , Ecopt ac provided horo1n, all and cond1t1onc of the document hoot of roach 3ngod , roman unch::mgod :lnd 1n full force and of foot 15A NAMEANO TITLE OF SIGNER (Type or print) 16A NAME ANO TITLE OF CONTRACTING OFFICER (Type orprmt) Brian Coe Chief Executive Officer ALLISON M. CRISTMAN 156 CONTRACTOR/OFFEROR 15C OATE SIGNED 166 UNITEO STATES OF AMERICA 16C OATE SIGNED u. c. Digitally signed by Allison M. 12/ 15/2020 Dec 9, 2020 All Crista n -s Crist man ·5 5 (SO]Lia/urea of CG/11 NSN /540·01-1~2~070 STANOARO FORM 30 (REV 10·83) Prev1ous edition unusable Presented by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED 75N92090C00010/P00001 PAGE OF 2 35 NAME OF OFFEROR OR CONTRACTOR TALIS BIOMEDICAL CORPORATION: 1191536 ITEM NO. (A) SUPPLIES/SERVICES (B) QUANTITY (C) UNIT (D) UNIT PRICE (E) AMOUNT (F) Payment: Approved By, NHLBI Branch B Invoice Paid By: NIH Commercial Accounts Br 2115 East Jefferson St, MSC 8500 Room 4B-432 Bethesda, MD 20892-8500 Period of Performance: 07/30/2020 to 07/29/2021 Add Item 3 as follows: 3 Stage 3: [***] Obligated Amount: $[***] Delivery To: Bldg. 31/1C14 Product/Service Code: Q301 Product/Service Description: MEDICAL- LABORATORY TESTING Project Data: 151201.2020.300.COVID-19.DIAG.HN81 NIBIB OD OFFICE OF THE DIRECTOR. 25235 ALL OTHER NON-FED SERVCS.11/19/2020 Accounting Info: [***] Funded: $[***] Add Item 4 as follows: [***] 4 Stage 4: [***] Obligated Amount: $[***] Delivery To: Bldg. 31/1C14 Product/Service Code: Q301 Product/Service Description: MEDICAL- LABORATORY TESTING Project Data: 151201.2020.300.COVID-19.DIAG.HN81 NIBIB OD OFFICE OF THE DIRECTOR. 25235 ALL OTHER NON-FED SERVCS.11/19/2020 Accounting Info: [***] Funded: $[***] Add Item 5 as follows: Continued [***] NSN 7540-01-152-8067 OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

CONTINUATION SHEET REFERENCE NO. OF DOCUMENT BEING CONTINUED 75N92090C00010/P00001 PAGE OF 3 35 NAME OF OFFEROR OR CONTRACTOR TALIS BIOMEDICAL CORPORATION: 1191536 ITEM NO. (A) SUPPLIES/SERVICES (B) QUANTITY (C) UNIT (D) UNIT PRICE (E) AMOUNT (F) 5 Stage 5: [***] Obligated Amount: $[***] Delivery To: Bldg. 31/1C14 Product/Service Code: Q301 Product/Service Description: MEDICAL- LABORATORY TESTING Project Data: 151201.2020.300.COVID-19. DIAG.HN81 NIBIB OD OFFICE OF THE DIRECTOR. 25235 ALL OTHER NON-FED SERVCS.11/19/2020 Accounting Info: [***] Funded: $[***] [***]

PART I. - THE SCHEDULE

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1 BRIEF DESCRIPTION OF SERVICES

Talis Biomedical Corporation has developed a highly scalable LAMP-based testing instrument (Talis One) for SARS-CoV-2 RNA detection, suited to the protection of vulnerable and highly exposed populations (e.g. eldercare facilities, dialysis centers, cancer treatment centers, health care workers). The test is appropriate for NPS and NS sampling either by a paraprofessional or layperson, and is completely automated, employing a single-use self-contained cartridge and tabletop instrument. The scope of work executed under this contract, includes completing the validation, approval, and production processes in order to deliver a viable product in a scaled up capacity to the U.S. public.

ARTICLE B.2 PRICES

a.	The total Firm Fixed Price (FFP) amount for this contract is $25,400,000.

Pricing Schedule
Milestone	Description	Price
1	Stage 1: [***]	$	[	***]
2	Stage 2: [***]	$	[	***]
3	Stage 3: [***]	$	[	***]
4	Stage 4: [***]	$	[	***]
5	Stage 5: [***]	$	[	***]

ARTICLE B.3 ADVANCE UNDERSTANDINGS

a.	Commercial Item Status: The services provided by the Contractor under this contract constitutes commercial item services.

b.

HHS reserves the right to exercise priorities and allocations authority with respect to this contract, to include rating this order in accordance with 45 CFR Part 101, Subpart A — Health Resources Priorities and Allocations System.

c.	Liquidated Damages – Milestone-Based Payments

1.

If the Contractor fails to deliver the supplies or perform the services within the time specified in this contract, and the Government terminates this contract in whole or in part for cause, the Contractor shall, in place of actual damages, pay to the Government liquidated damages in the amount of 15% of the amount(s) already disbursed to date under the contract.

2.

The Contractor will not be charged with liquidated damages when the delay in delivery or performance is beyond the control and without the fault or negligence of the Contractor as defined in FAR Clause 52.212-4, Contract Terms and Conditions-Commercial Items, incorporated in this contract.

Contract No. 75N92020C00010	Page 4

d.

Successful performance under this contract requires the Contractor obtain and maintain an Emergency Use Authorization (EUA) from the Food and Drug Administration (FDA); the Contractor shall copy the NIH Program Manager on all FDA correspondence related to the project, including email communications to and from the FDA. The FDA EAU services provided under this contract constitute a commercial service to detect SARS-CoV-2.

e.

Fair Pricing: The Rapid Acceleration of Diagnostics (RADx) application review process determined the cost per test is competitive with the current market price. The Contractor must comply with applicable federal law to ensure that prices to consumers are offered at fair market rate and at a rate consistent with the objective to increase and improve testing in the United States.

f.

Security and Privacy of Protected Health Information (PHI) processed under this contract: In the event the Contractor meets the definition of either a Covered Entity or Business Associate under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Contractor shall comply with the HIPAA regulatory standards set forth in the Code of Federal Regulations (CFR) 45 C.F.R. Part 160, Part 162, and Part 164. To the extent that the Contractor engages subcontractors or other Business Associates to provide services under this Contract, and such Subcontractors or Business Associates will receive or create PHI on behalf of the Contractor, the Contractor shall obtain satisfactory assurances from its business associate that the business associate will appropriately safeguard the PHI. The satisfactory assurances must be in writing, whether in the form of a contract or other agreement between the Contractor and the business associate. In the event of a security or privacy breach applicable to PHI processed under this contract, in addition to following the procedures set forth in 45 C.F.R. Part 164, the Contractor shall also immediately notify the NIH via the Contracting Officer (CO) and the Contracting Officer’s Representative (COR).

g.	In accordance with the goals of the RADx program, the testing capabilities produced under this contract are to be for utilization within the U.S. and its territories.

h.

Sharing Data and Reports: The Contractor will be required to provide data and reports (e.g., manufacturing, supply chain, production rates), which NIH will use to evaluate completion or achievement of milestones, progress toward deliverables, and compliance with the requirements of the contract. NIH may use the data to coordinate with other U.S. Government Agencies to accelerate development and deployment of innovative COVID-19 diagnostic tests, and ensure effective stewardship of federal funds. Sharing data within the federal government enables NIH to discuss the project’s challenges and progress with federal agencies offering scientific, manufacturing, and logistics expertise. To ensure that innovations are available to the public as quickly as possible, NIH will leverage established partnerships with federal agencies, such as FDA, CDC, CMS, ASPR/BARDA, and the Department of Defense, and partnerships with State agencies to propel technologies developed by RADx into widespread use.

i.

Contractor Facilities: The contractor shall certify that they will maintain their Facility and Equipment in satisfactory operating condition, as required to enable the contractor to manufacture the Final Product to Specification in accordance with the Scaled up Process and all other applicable laws, regulations, rules or orders. Routine repairs, preventive maintenance, and service contracts for the Facility and Equipment shall be arranged by contractor at no additional cost to the Government.

j.	The novel coronavirus (COVID-19) pandemic has introduced new cybersecurity risks both at the NIH and

Contract No. 75N92020C00010	Page 5

across the globe. NIH and NIBIB recognize that that the high profile nature of the RADx response may attract the attention of highly motivated malicious actors and want vendors to understand that the risks are real and there is a strong interest in protecting the valued work being conducted through these contracts. NIH and NIBIB are asking vendors to consider their current security posture and to make all reasonable efforts to protect their environment, Information technology, and the products that are being produced. NIST Special Publication 800-171 can be a useful tool or measuring stick to understand your current security posture as it relates to government computer security standards. Templates can be found at https://csrc.nist.gov/publications/detail/sp/800-171/rev-2/final.

k.

Contract Termination: In accordance with FAR 52.212-4(l), the Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided. Note: If the contract is terminated for convenience, the contractor shall only stop work that incurs additional expense, liability, or cost to the Government.

l.

Contract Termination: In accordance with FAR 52.212-4(m), the Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1 STATEMENT OF OBJECTIVES AND PERFORMANCE WORK STATEMENT

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Objectives, dated July 29, 2020 and the Performance Work Statement (PWS) set forth in SECTION J – List of Attachments, attached hereto and made a part of this contract. Work to be performed shall be consistent with the application and preliminary work file submitted by the Contractor and subsequent documentation submitted during the application review process and the discussions between the parties that have taken place between date of application submission through contract award.

ARTICLE C.2 REPORTING REQUIREMENTS

All reports required herein shall be submitted in electronic format only. All electronic reports submitted shall be compliant with Section 508 of the Rehabilitation Act of 1973. Additional information about testing documents

Contract No. 75N92020C00010	Page 6

for Section 508 compliance, including guidance and specific checklists, by application, can be found at: http://www.hhs.gov/web/508/index.html under “Making Files Accessible.”

Reporting requirments as defined in the Deliverables Schedule.

SECTION D - PACKAGING, MARKING, AND SHIPPING

There are no additional instructions or specifications applicable to this contract other than the delivery instructions contained herein.

SECTION E - INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized Contracting Officer’s Representative (COR) will perform inspection and acceptance of materials and services to be provided.

b.	Inspection and acceptance will be performed utilizing the success criteria outlined in the deliverable schedule.

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1 PERIOD OF PERFORMANCE

The period of performance of the contract is July 30, 2020 through July 29, 2021.

ARTICLE F.2 DELIVERIES

Satisfactory performance shall be deemed to occur upon performance of the work described in the Statement of Objectives Article in SECTION C of this contract and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, in accordance with the stated delivery schedule.

The deliverables or documentation shall be submitted to the Contracting Officer or designated Contracting Officer’s Representative (COR).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1 CONTRACTING OFFICER (CO)

The following Contracting Officer (CO) will represent the Government for the purpose of this contract:

Name: Allison Cristman

Telephone: [***]

Email: [***]

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to:

1) direct or negotiate any changes in the Statement of Objectives or Performance Work Statement;

2) modify or extend the period of performance;

Contract No. 75N92020C00010	Page 7

3) change the deliverables or milestones schedule;

4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract;

5) otherwise change any terms and conditions of this contract.

All correspondence (including invoices) that proposes or otherwise involves waivers, deviations, or modifications to requirement shall be provided to the CO issuing the task order and the COR supporting the CO.

ARTICLE G.2 CONTRACTING OFFICER’S REPRESENTATIVE (COR)

The following Contracting Officer’s Representative (COR) is anticipated to represent the Government for the purpose of this contract:

Olga Hartman, Ph.D.

Phone: [***]

Email: [***]

The COR is responsible for:

(1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;

(2) interpreting the statement of objectives or PWS and any other technical performance requirements;

(3) performing technical evaluation as required;

(4) performing technical inspections and acceptances required by this contract; and

(5) assisting in the resolution of technical problems encountered during performance.

The Government may unilaterally change the COR designation.

ARTICLE G.3 PRIMARY PROGRAM MANAGER

The Primary Program Manager specified in this contract is considered to be essential to work performance. At least 30 days prior to any changes to the individual listed below to other programs or contracts (or as soon as reasonably possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the change request (including proposed substitutions for primary program manager) to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not replace any primary program manager without the written consent of the Contracting Officer. The Government may modify the contract to add or delete primary program manager at the request of the contractor or Government. In no case shall the individual’s effort exceed 100% across all contracts.

For purposes of this article, [***] will be the Primary Program Manager.

ARTICLE G.4 INVOICE SUBMISSION

In addition to the requirements specified in FAR 32.905 for a proper invoice, the Contractor shall include the following information on the face page of all contract payment requests:

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a.	The Contract Title is: RADx Tech – Talis Biomedical Highly Scalable SARS-CoV-2 RNA Detection in Minutes

b.	The Contract Line Items are defined within Section 20, Schedule of Supplies/Services of the Standard Form 1449.

c.

Invoice Instructions are attached and made part of this contract. The Contractor shall follow the attached instructions and submission procedures specified below to meet the requirements of a “proper invoice” pursuant to FAR Subpart 32.9, Prompt Payment.

1.

Payment requests shall be submitted to the offices identified below. Do not submit supporting documentation (e.g., receipts, time sheets, vendor invoices, etc.) with your payment request unless specified elsewhere in the contract or requested by the Contracting Officer.

a.	One copy of the invoice shall be submitted to the approving official at the following email addresses:

NHLBI Branch B Central Email Box: NHLBIContractsBranchB@mail.nih.gov

NIH Centralized Invoice Email Box: invoicing@nih.gov

2.

E-Mail: The Contractor shall submit an electronic copy of the payment request to the approving official. The payment request shall be transmitted as an attachment via e-mail to the address listed above in one of the following formats: MSWord, MS Excel, or Adobe Portable Document Format (PDF). Only one payment request shall be submitted per e-mail and the subject line of the e-mail shall include the Contractor’s name, contract number, and unique invoice number.

3.	In addition to the requirements specified in FAR 32.905 for a proper invoice, the Contractor shall include the following information on the face page of all payment requests (invoices):

a.	Name of the Office of Acquisitions. The Office of Acquisitions for this contract is NHLBI.

b.	Central Point of Distribution. For the purpose of this contract, the Central Point of Distribution is NHLBI Branch B Invoices.

c.

Federal Taxpayer Identification Number (TIN). If the Contractor does not have a valid TIN, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor’s name on the face page of the contract. [Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.] If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

d.

DUNS or DUNS+4 Number. The DUNS number must identify the Contractor’s name and address exactly as stated in the contract and as registered in the Central Contractor Registration (CCR) database. If the Contractor does not have a valid DUNS number, it shall identify the Vendor Identification Number (VIN) on the payment request. The VIN is the number that appears after the Contractor’s name on the face page of the contract. [Note: A VIN is assigned to new contracts awarded on or after June 4, 2007, and any existing contract modified to include the VIN number.] If the Contractor has neither a TIN, DUNS, or VIN, contact the Contracting Officer.

e.	Invoice Matching Option. This contract requires a two-way match.

f.	Unique Invoice Number. Each payment request must be identified by a unique invoice number, which can only be used one time regardless of the number of contracts or orders held by an organization.

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g.	PRISM/NBS Line Item Number and associated PRISM/NBS Line Item Period of Performance (see Section B – PRICES/OPTION).

d.	Inquiries regarding payment of invoices shall be directed to the designated billing office, [***].

ARTICLE G.5 POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

A final evaluation of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. The final evaluation will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final. Copies of the evaluation, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

Electronic Access to Contractor Performance Evaluations: Contractors may access evaluations through a secure Web site for review and comment at http://www.cpars.gov.

SECTION H - ADDITONAL CONTRACT CLAUSES

ARTICLE H.1 CONFIDENTIALITY OF INFORMATION

a.

Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.

The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the “Disputes” clause.

c.

If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.	Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.

Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor should obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

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f.	Contracting Officer determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.	The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

ARTICLE H.2 PUBLICATION AND PUBLICITY

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institute of Biomedical Imaging and Bioengineering, National Institutes of Health, Department of Health and Human Services, under Contract No. 75N92020C00010.”

ARTICLE H.3 REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The website to file a complaint online is: http://oig.hhs.gov/fraud/hotline/ and the mailing address is:

US Department of Health and Human Services Office of Inspector General

ATTN: OIG HOTLINE OPERATIONS

P.O. Box 23489 Washington, D.C. 20026

ARTICLE H.4 ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY, HHSAR 352.239-74 (December 2015)

a.

Pursuant to Section 508 of the Rehabilitation Act of 1973(29 U.S.C. 794d), as amended by the Workforce Investment Act of 1998, all electronic and information technology (EIT) supplies and services developed, acquired, or maintained under this contract or order must comply with the “Architectural and Transportation Barriers Compliance Board Electronic and Information Technology (EIT) Accessibility Standards’’ set forth by the Architectural and Transportation Barriers Compliance Board (also referred to as the “Access Board’’) in 36 CFR part 1194. Information about Section 508 is available at http://www.hhs.gov/web/508 . The complete text of Section 508 Final Provisions can be accessed at http://www.access-board.gov/guidelines-and-standards/communications-and-it/about-the-section-508-standards .

b.

The Section 508 accessibility standards applicable to this contract or order are identified in the Statement of Work or Specification or Performance Work Statement. The contractor must provide any necessary updates to the submitted HHS Product Assessment Template(s) at the end of each contract or order exceeding the simplified acquisition threshold (see FAR 2.101) when the contract

Contract No. 75N92020C00010	Page 11

or order duration is one year or less. If it is determined by the Government that EIT supplies and services provided by the Contractor do not conform to the described accessibility standards in the contract, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its own expense.

c.

The Section 508 accessibility standards applicable to this contract are: 300 – Functional Performance Requirements 500 – Software Standards General 600 – Support Services & Documentation Standards WCAG Level A Requirements WCAG Level AA Requirements

d.

In the event of a modification(s) to this contract or order,which adds new EIT supplies or services or revises the type of, or specifications for, supplies or services, the Contracting Officer may require that the contractor submit a completed HHS Section 508 Product Assessment Template and any other additional information necessary to assist the Government in determining that the EIT supplies or services conform to Section 508 accessibility standards. Instructions for documenting accessibility via the HHS Section 508 Product Assessment Template may be found under Section 508 policy on the HHS Web site: ( http://www.hhs.gov/web/508 ). If it is determined by the Government that EIT supplies and services provided by the Contractor do not conform to the described accessibility standards in the contract, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its own expense.

e.

If this is an Indefinite Delivery contract, a Blanket Purchase Agreement or a Basic Ordering Agreement, the task/delivery order requests that include EIT supplies or services will define the specifications and accessibility standards for the order. In those cases, the Contractor may be required to provide a completed HHS Section 508 Product Assessment Template and any other additional information necessary to assist the Government in determining that the EIT supplies or services conform to Section 508 accessibility standards. Instructions for documenting accessibility via the HHS Section 508 Product Assessment Template may be found at http://www.hhs.gov/web/508. If it is determined by the Government that EIT supplies and services provided by the Contractor do not conform to the described accessibility standards in the provided documentation, remediation of the supplies or services to the level of conformance specified in the contract will be the responsibility of the Contractor at its own expense.

(End of clause)

PART II, SECTION I - CONTRACT CLAUSES INCORPORATED BY REFERENCE

ARTICLE I.1 CONTRACT CLAUSES INCORPORATED BY REFERENCE

This contract incorporates the following clauses by reference, (unless otherwise noted), with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

a.	FAR Clause 52.203-13, Contractor Code of Business Ethics and Conduct (October 2015)

b.	FAR Clause 52.204-13, System for Award Management Maintenance

c.	FAR Clause 52.204-18, Commercial and Government Entity Code Maintenance (July 2016)

Contract No. 75N92020C00010	Page 12

d.	FAR Clause 52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities

e.	FAR Clause 52.209-10, Prohibition on Contracting With Inverted Domestic Corporations (November 2015)

f.	FAR Clause 52.212-3, Offeror Representations and Certifications – Commerical Items (Jun 2020)

g.	FAR Clause 52.212-4, Contract Terms and Conditions – Commercial Items (Oct 2018)

h.	FAR Clause 52.222-4, Contract Work Hours and Safety Standards - Overtime Compensation -General (May 2014)

i.	FAR Clause 52.222-29, Notification of Visa Denial (April 2015)

j.	FAR Clause 52.224-1, Privacy Act Notification (April 1984)

k.	FAR Clause 52.224-2, Privacy Act (April 1984)

l.	FAR Clause 52.227-1, Authorization and Consent (June 2020)

m.	FAR Clause 52.227-3, Patent Indemnity (April 1984)

n.	FAR Clause 52.227-11, Patent Rights – Ownership by the Contractor (May 2014)

o.	FAR Clause 52.227-14, Rights in Data - General (May 2014)

p.	FAR Clause 52.227-14, Rights in Data - General (May 2014) Alternate II (Dec 2007)

q.	FAR Clause 52.232-40, Providing Accelerated Payments to Small Business Subcontractors

DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) CLAUSES:

HHSAR Clause 352.227-70, Publications and Publicity

ARTICLE I.2 ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

This contract incorporates the following clauses in full text:

1.	FAR Clause 52.204-21, Basic Safeguarding of Covered Contractor Information Systems (Jun 2016)

(a)	Definitions. As used in this clause –

Covered contractor information system means an information system that is owned or operated by a contractor that processes, stores, or transmits Federal contract information.

Federal contract information means information, not intended for public release, that is provided by or generated for the Government under a contract to develop or deliver a product or service to the Government, but not including information provided by the Government to the public (such as on public websites) or simple transactional information, such as necessary to process payments.

Information means any communication or representation of knowledge such as facts, data, or opinions, in any medium or form, including textual, numerical, graphic, cartographic, narrative, or audiovisual (Committee on National Security Systems Instruction (CNSSI) 4009).

Information system means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information (44 U.S.C. 3502).

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Safeguarding means measures or controls that are prescribed to protect information systems.

(b)	Safeguarding requirements and procedures.

(1) The Contractor shall apply the following basic safeguarding requirements and procedures to protect covered contractor information systems. Requirements and procedures for basic safeguarding of covered contractor information systems shall include, at a minimum, the following security controls:

(i)	Limit information system access to authorized users, processes acting on behalf of authorized users, or devices (including other information systems).

(ii)	Limit information system access to the types of transactions and functions that authorized users are permitted to execute.

(iii)	Verify and control/limit connections to and use of external information systems.

(iv)	Control information posted or processed on publicly accessible information systems.

(v)	Identify information system users, processes acting on behalf of users, or devices.

(vi)	Authenticate (or verify) the identities of those users, processes, or devices, as a prerequisite to allowing access to organizational information systems.

(vii)	Sanitize or destroy information system media containing Federal Contract Information before disposal or release for reuse.

(viii)	Limit physical access to organizational information systems, equipment, and the respective operating environments to authorized individuals.

(ix)	Escort visitors and monitor visitor activity; maintain audit logs of physical access; and control and manage physical access devices.

(x)

Monitor, control, and protect organizational communications (i.e., information transmitted or received by organizational information systems) at the external boundaries and key internal boundaries of the information systems.

(xi)	Implement subnetworks for publicly accessible system components that are physically or logically separated from internal networks.

(xii)	Identify, report, and correct information and information system flaws in a timely manner.

(xiii)	Provide protection from malicious code at appropriate locations within organizational information systems.

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(xiv)	Update malicious code protection mechanisms when new releases are available.

(xv)	Perform periodic scans of the information system and real-time scans of files from external sources as files are downloaded, opened, or executed.

(2) Other requirements. This clause does not relieve the Contractor of any other specific safeguarding requirements specified by Federal agencies and departments relating to covered contractor information systems generally or other Federal safeguarding requirements for controlled unclassified information (CUI) as established by Executive Order 13556.

(c) Subcontracts. The Contractor shall include the substance of this clause, including this paragraph (c), in subcontracts under this contract (including subcontracts for the acquisition of commercial items, other than commercially available off-the-shelf items), in which the subcontractor may have Federal contract information residing in or transiting through its information system.

(End of clause)

2.	FAR 52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders- Commercial Items (Aug 2020)

(a)

The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1)

52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(2)	52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (Jul 2018) (Section 1634 of Pub. L. 115-91).

(3)	52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (Aug 2020) (Section 889(a)(1)(A) of Pub. L. 115-232).

(4)	52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (Nov 2015).

(5)	52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553).

(6)	52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Public Laws 108-77 and 108-78 ( 19 U.S.C. 3805 note)).

(b)

The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

Contract No. 75N92020C00010	Page 15

_X_	(1) 52.203-6, Restrictions on Subcontractor Sales to the Government (JUNE 2020), with Alternate I (OCT 1995) ( 41U.S.C.4704 and 10 U.S.C. 2402).

_X_	(2) 52.203-13, Contractor Code of Business Ethics and Conduct (JUN 2020) (41 U.S.C. 3509)).

__

(3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

_X_	(4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (JUN 2020) (Pub. L. 109-282) ( 31 U.S.C. 6101 note).

__	(5) [Reserved].

__	(6) 52.204-14, Service Contract Reporting Requirements (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).

__	(7) 52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).

_X_	(8) 52.209-6, Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment. (JUN 2020) (31 U.S.C. 6101 note).

__	(9) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (OCT 2018) (41 U.S.C. 2313).

__	(10) [Reserved].

__	(11) (i) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (MAR 2020) (15 U.S.C. 657a).

__	(ii) Alternate I (MAR 2020) of 52.219-3.

__

(12) (i) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Mar 2020) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

__	(ii) Alternate I (Mar 2020) of 52.219-4.

__	(13) [Reserved]

__	(14) (i) 52.219-6, Notice of Total Small Business Set-Aside (Mar 2020) of 52.219- 6 (15 U.S.C. 644).

__	(ii) Alternate I (MAR 2020) of 52.219-6 .

__	(15) (i) 52.219-7, Notice of Partial Small Business Set-Aside (Mar 2020) (15 U.S.C. 644).

__	(ii) Alternate I (MAR 2020) of 52.219-7.

_X_	(16) 52.219-8, Utilization of Small Business Concerns (Oct 2018) (15 U.S.C. 637(d)(2) and (3)).

__	(17) (i) 52.219-9, Small Business Subcontracting Plan (Jun 2020) (15 U.S.C. 637(d)(4)).

__	(ii) Alternate I (Nov 2016) of 52.219-9.

__	(iii) Alternate II (Nov 2016) of 52.219-9.

__	(iv)Alternate III (Jun 2020) of 52.219-9.

__	(v)AlteRNATE IV (JUN 2020) OF 52.219-9

__	(18) (i) 52.219-13, Notice of Set-Aside of Orders (Mar 2020) (15 U.S.C. 644(r)).

__ (ii) Alternate I (Mar 2020) of 52.219-13.

__	(19) 52.219-14, Limitations on Subcontracting (Mar 2020) (15 U.S.C. 637(a)(14)).

__	(20) 52.219-16, Liquidated Damages-Subcontracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)).

__	(21) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (Mar 2020) (15 U.S.C. 657f).

_X_	(22) (i) 52.219-28, Post Award Small Business Program Rerepresentation (May 2020) (15 U.S.C. 632(a)(2)).

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__ (ii) Alternate I (MAR 2020) of 52.219-28.

__	(23) 52.219-29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (Mar 2020) (15 U.S.C. 637(m)).

__	(24) 52.219-30, Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (Mar2020) (15 U.S.C. 637(m)).

__	(25) 52.219-32, Orders Issued Directly Under Small Business Reserves (Mar 2020)(15 U.S.C. 644(r)).

__	(26) 52.219-33, Nonmanufacturer Rule (Mar 2020) (15U.S.C. 637(a)(17)).

_X_	(27) 52.222-3, Convict Labor (Jun 2003) (E.O.11755).

_X_	(28) 52.222-19, Child Labor- Cooperation with Authorities and Remedies (Jan2020) (E.O.13126)

_X_	(29) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

_X_	(30) (i) 52.222-26, Equal Opportunity (SEP 2016) (E.O.11246).

__	(ii) Alternate I (FEB 1999) of 52.222-26.

_X_	(31) (i) 52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C. 4212).

__	(ii) Alternate I (JUL 2014) of 52.222-35.

_X_	(32) (i) 52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) (29 U.S.C. 793).

__	(ii) Alternate I (JUL 2014) of 52.222-36.

_X_	(33) 52.222-37, Employment Reports on Veterans (Jun 2020) (38 U.S.C. 4212).

_X_	(34) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496).

_X_	(35) (i) 52.222-50, Combating Trafficking in Persons (JAN 2019) (22 U.S.C. chapter 78 and E.O. 13627).

__	(ii) Alternate I (MAR 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

__

(36) 52.222-54, Employment Eligibility Verification (OCT 2015). (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial items as prescribed in 22.1803.)

__

(37) (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA–Designated Items (MAY 2008) ( 42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

__	(ii) Alternate I (MAY 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

__	(38) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (Jun 2016) (E.O. 13693).

__	(39) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (Jun 2016) (E.O. 13693).

__	(40) (i) 52.223-13, Acquisition of EPEAT®-Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).

__	(ii) Alternate I (OCT 2015) of 52.223-13.

__	(41) (i) 52.223-14, Acquisition of EPEAT®-Registered Televisions (JUN 2014) (E.O.s 13423 and 13514).

__	(ii) Alternate I (Jun2014) of 52.223-14.

__	(42) 52.223-15, Energy Efficiency in Energy-Consuming Products (May 2020) (42 U.S.C. 8259b).

__	(43) (i) 52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and 13514).

Contract No. 75N92020C00010	Page 17

__	(ii) Alternate I (JUN 2014) of 52.223-16.

_X_	(44) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (Jun 2020) (E.O. 13513).

__	(45) 52.223-20, Aerosols (Jun 2016) (E.O. 13693).

__	(46) 52.223-21, Foams (Jun2016) (E.O. 13693).

__	(47) (i) 52.224-3 Privacy Training (JAN 2017) (5 U.S.C. 552 a).

__	(ii) Alternate I (JAN 2017) of 52.224-3.

__	(48) 52.225-1, Buy American-Supplies (May 2014) (41 U.S.C. chapter 83).

__

(49) (i) 52.225-3, Buy American-Free Trade Agreements-Israeli Trade Act (May 2014) (41 U.S.C.chapter83, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U.S.C. 4001 note, Pub. L. 103-182, 108-77, 108-78, 108-286, 108-302, 109-53, 109-169, 109- 283, 110-138, 112-41, 112-42, and 112-43.

__	(ii) Alternate I (May 2014) of 52.225-3.

__	(iii) Alternate II (May 2014) of 52.225-3.

__	(iv) Alternate III (MAY 2014) of 52.225-3.

__	(50) 52.225-5, Trade Agreements (Oct 2019) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

_X_	(51) 52.225-13, Restrictions on Certain Foreign Purchases (Jun 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

__

(52) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302Note).

__	(53) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).

__	(54) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150).

__	(55) 52.229-12, Tax on Certain Foreign Procurements (JUN 2020).

__	(56) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

__	(57) 52.232-30, Installment Payments for Commercial Items (Jan2017) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

_X_	(58) 52.232-33, Payment by Electronic Funds Transfer-System for Award Management (Oct 2018) (31 U.S.C. 3332).

__	(59) 52.232-34, Payment by Electronic Funds Transfer-Other than System for Award Management (Jul 2013) (31 U.S.C. 3332).

__	(60) 52.232-36, Payment by Third Party (May 2014) (31 U.S.C. 3332).

__	(61) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).

__	(62) 52.242-5, Payments to Small Business Subcontractors (Jan 2017) (15 U.S.C. 637(d)(13)).

__	(63) (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631).

__	(ii) Alternate I (Apr 2003) of 52.247-64.

__	(iii) Alternate II (FEB 2006) of 52.247-64.

(c)

The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

__	(1) 52.222-41, Service Contract Labor Standards (Aug 2018) (41 U.S.C. chapter67).

__	(2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May

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2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

__	(3) 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts) (Aug 2018) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

__	(4) 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (May 2014) ( 29U.S.C.206 and 41 U.S.C. chapter 67).

__

(5) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

__	(6) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (May 2014) (41 U.S.C. chapter 67).

__	(7) 52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015).

__	(8) 52.222-62, Paid Sick Leave Under Executive Order 13706 (Jan 2017) (E.O. 13706).

__	(9) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) (42 U.S.C. 1792).

(d)

Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, as defined in FAR 2.101, on the date of award of this contract, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1)

The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2)

The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)

As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)(1)

Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause-

(i)	52.203-13, Contractor Code of Business Ethics and Conduct (JUN 2020) (41 U.S.C. 3509).

(ii)

52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

Contract No. 75N92020C00010	Page 19

(iii)	52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115-91).

(iv)	52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (AUG 2019) (Section 889(a)(1)(A) of Pub. L. 115-232).

(v)

52.219-8, Utilization of Small Business Concerns (OCT 2018) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(vi)	52.222-21, Prohibition of Segregated Facilities (APR 2015).

(vii)	52.222-26, Equal Opportunity (SEP 2015) (E.O.11246).

(viii)	52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C. 4212).

(ix)	52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) (29 U.S.C. 793).

(x)	52.222-37, Employment Reports on Veterans (JUN 2020) (38 U.S.C. 4212).

(xi)	52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xii)	52.222-41, Service Contract Labor Standards (Aug2018) (41 U.S.C. chapter 67).

(xiii)	(A) 52.222-50, Combating Trafficking in Persons (JAN 2019) (22 U.S.C. chapter 78 and E.O 13627).

(B)	Alternate I (Mar2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

(xiv)	52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

(xv)	52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (MAY 2014) (41 U.S.C. chapter 67).

(xvi)	52.222-54, Employment Eligibility Verification (OCT 2015) (E.O. 12989).

(xvii)	52.222-55, Minimum Wages Under Executive Order 13658 (DEC 2015).

(xviii)	52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

(xix)	(A) 52.224-3, Privacy Training (Jan 2017) (5 U.S.C. 552a).

(B)	Alternate I (Jan 2017) of 52.224-3.

(xx)

52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

(xxi)	52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xxii)

52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2)	While not required, the Contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

Contract No. 75N92020C00010	Page 20

PART III. - LIST OF DOCUMENTS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

1.	Statement of Objectives (SOO)

2.	Performance Work Statement (PWS)

3.	Schedule of Deliverables, Payment Schedule

4.	Quality Assurance Surveillance Plan (QASP)

Contract No. 75N92020C00010	Page 21

Attachment 1 – Statement of Objectives

Statement of Objectives

Program Title: Rapid Acceleration of Diagnostics (RADx) – Tech

Project Title: Highly Scalable SARS-CoV-2 RNA Detection in Minutes (Talis Biomedical Corporation)

Agency: National Institute of Biomedical Imaging and Bioengineering (NIBIB) / National Institutes of Health (NIH)

1.	Background

The National Institute of Biomedical Imaging and Bioengineering (NIBIB) has an open solicitation for proposals to provide up to $500 million across multiple projects to rapidly produce innovative SARS-CoV-2 diagnostic tests that will assist the public’s safe return to normal activities. Rapid Acceleration of Diagnostics (RADx), is a fast-track technology development program that leverages the National Institutes of Health (NIH) Point-of-Care Technology Research Network (POCTRN). RADx will support novel solutions that build the U.S. capacity for SARS-CoV-2 testing up to 100-fold above what is achievable with standard approaches. RADx is structured to deliver innovative testing strategies to the public as soon as late summer 2020 and is an accelerated and comprehensive multi-pronged effort by NIH to make SARS-CoV-2 testing readily available to every American.

2.	Purpose and Objectives

NIBIB is providing substantial support to accelerate the development, validation, and commercialization of innovative point-of-care and home-based tests, as well as improvements to clinical laboratory tests, that can directly detect SARS-CoV-2, the virus that causes COVID-19. NIBIB will support the full range of product development including commercialization and product distribution. The ultimate goal of the RADx program – across multiple projects/contracts – is to make millions of tests per week available to the American public, particularly those most vulnerable to and/or disproportionately impacted by COVID-19, in the late summer of 2020, and having even more tests available in time for the 2020–2021 flu season.

To meet the accelerated timelines, RADx has assembled a national network of expert technical, clinical, manufacturing, and regulatory advisors who will provide individualized assistance for project development and commercialization. Funding for projects selected for this program will be dependent on successfully meeting aggressive project milestones. NIBIB will provide financial and in-kind support to accelerate the entire product life-cycle, from design to market, for projects that meet milestones successfully. To ensure that innovations are available to the public as quickly as possible, NIH will leverage established partnerships with federal agencies, such as FDA, CDC, CMS, ASPR/BARDA, the Department of Defense, as well as commercial and private entities to propel technologies developed by RADx into widespread use.

The RADx program will consider innovations at all stages of readiness to circumvent current limitations to SARS-CoV-2 testing capacity, including:

–	Early stage: transformative innovations based on novel testing strategies that have potential for major scale up

–	Mid stage: technologies using novel testing strategies that have demonstrated capability but need further validation, regulatory approval, and scale up

–

Advanced stage (RADx ATP): modification and optimization of existing SARS-CoV-2 testing approaches, including clinical laboratory tests, that can dramatically increase testing capacity. Note: This arm of the RADx program is addressed under a separate Acquisition Plan.

Attachment 1 – Statement of Objectives

Design features might include technical innovations that:

–	Improve analytical performance, e.g., sensitivity, specificity, dynamic range, limit of detection, reliability, accuracy, speed (time to test result) and throughput

–

Enhance operational performance through, e.g., development of a patient- and user-friendly design, use of alternative sampling strategies (e.g., saliva, exhaled breath), integration with mobile-devices, designs for home-based use or strategies to overcome bottlenecks with current testing approaches

–	Improve access and reduce the cost of testing.

3.	Scope

RADx-Tech is a two phase program. All applications undergo an intensive week-long risk assessment by a panel of expert technical, clinical, manufacturing, and regulatory advisors. If the proposed technology meets viability metrics, projects may be selected to enter phase one.

Phase one, performed under a separate funding mechanism, consists of an accelerated research and development program in which the awardee receives both financial support and in-kind services through RADx grant funding. This outcome of this work is a fully instantiated technology ready for clinical validation, regulatory authorization, production and commercialization.

Phase two, or Work Package 2, of the program, executed under this contract, includes completing the validation, approval, and production processes in order to deliver a viable product in a scaled up capacity to the U.S. public.

4.	Performance Objectives (Required Results)

A.

Contract recipients have completed major research and development efforts and are focused in phase two on completion of required clinical validation, preparation of regulatory submissions, scale-up of production capabilities, and preparation for full commercialization of their product – a testing technology. Every contract will encompass similar expectations and milestones concerned with:

1.	meeting regulatory requirements, resulting in regulatory authorization for sale and use of the test;

2.	instantiation of agreed-upon production capacity;

3.	meeting agreed-upon production goals; and

4.	implementation of an agreed-upon commercial strategy to bring the test to market in a timeframe that will impact the COVID-19 pandemic as soon as possible.

B.

Contract funding in phase two is structured in order to reduce risk to the Government, and is dependent on achievement of specific milestones in the Schedule of Deliverables, according to the Payment Schedule.

C.

The contractor must use a SARS-Cov-2 test with FDA Emergency Use Authorization (EUA) (or will have EUA near the time of award), indicating a combination of sensitivity, specificity, and usability appropriate to the intended use according to FDA and/or CDC guidance, as applicable.

D.	The contractor must make the product available for independent regulatory/validation assessment. The independent assessor will be selected by the Government.

Attachment 1 – Statement of Objectives

5.	Contract Type

The contract type is Firm Fixed Price.

6.	Place of Performance

The place of performance will be at the contractor’s site.

7.	Period of Performance

The period of performance of the contract is anticipated to be July 30, 2020 through July 29, 2021.

8.	Deliverables/Delivery Schedule

See the attached Schedule of Deliverables.

9.	Other Requirements

A.

The contractor must meet regularly (at least weekly) with NIH officials to update on progress toward deliverables; anticipated and ongoing issues and problems; and timelines for deliverable completion. When guided by NIH officials, the contractor must be willing to collaborate and cooperate with external organizations as needed to meet the contract goals in a manner which will not infringe contractor commercial or intellectual property rights.

10.	Appendices

Appendix 1 – Schedule of Deliverables

Performance Work Statement (PWS)

Title: RADx-Tech: Highly Scalable SARS-CoV-2 RNA Detection in Minutes (Talis Biomedical Corporation)

1.0	Background Information

The National Institute of Biomedical Imaging and Bioengineering (NIBIB) has an open solicitation for proposals to provide up to $500 million across multiple projects to rapidly produce innovative SARS-CoV-2 diagnostic tests that will assist the public’s safe return to normal activities. Rapid Acceleration of Diagnostics (RADx), is a fast-track technology development program that leverages the National Institutes of Health (NIH) Point-of-Care Technology Research Network (POCTRN). RADx will support novel solutions that build the U.S. capacity for SARS-CoV-2 testing up to 100-fold above what is achievable with standard approaches. RADx is structured to deliver innovative testing strategies to the public as soon as late summer 2020 and is an accelerated and comprehensive multi-pronged effort by NIH to make SARS-CoV-2 testing readily available to every American.

The Talis One point-of-care diagnostic platform provides (i) a universal shelf-stable cartridge that fully integrates a rapid NAAT with integrated sample preparation, (ii) an instrument designed for CLIA waiver to be operated by an untrained user and (iii) cellular connectivity to communicate test results to a central “cloud” database that can be remotely and securely interrogated to obtain key data required to collect, screen, collate, report, and monitor disease infection and pandemic spread on a micro and macro level. The cartridge design centers around a patented rotary valve that integrates sample purification and is easily adaptable to alternate workflows and incorporates patented assay wells that combine a fluidic design for minimizing bubbles, visualization of the assay through optically clear regent plugs and a heat-seal for amplicon containment. After insertion of the cartridge, the instrument confirms the operability of the cartridge, runs the assay and communicates the test result both to the instrument display and to a central database without further intervention. The ease of use, compact size, and speed enable near-patient diagnosis in primary care, urgent care and other front-line locations during a public health crisis. Finally, the cellular connectivity built into the Talis One platform enables HIPAA compliant transmission, storage, review, and printing of results. Such centralized storage could permit (i) creation of a public health interface granting access to select information to governmental entities and/or (ii) automatic transmission of “reportable infections,” such as Covid-19, to public health authorities.

2.0	Objectives

NIBIB is providing substantial support to accelerate the development, validation, and commercialization of innovative point-of-care and home-based tests, as well as improvements to clinical laboratory tests, that can directly detect SARS-CoV-2, the virus that causes COVID-19. NIBIB will support the full range of product development including commercialization and product distribution. The ultimate goal of the RADx program – across multiple projects/contracts – is to make millions of tests per week available to the American public, particularly those most vulnerable to and/or disproportionately impacted by COVID-19, in the late summer of 2020, and having even more tests available in time for the 2020–2021 flu season.

To meet the accelerated timelines, RADx has assembled a national network of expert technical, clinical, manufacturing, and regulatory advisors who will provide individualized assistance for project development and commercialization. Funding for projects selected for this program will be dependent on successfully meeting aggressive project milestones. NIBIB will provide financial and in-kind support to accelerate the entire product life-cycle, from design to market, for projects that meet milestones successfully. To ensure that innovations are available to the public as quickly as possible, NIH will leverage established partnerships with federal agencies, such as FDA, CDC, CMS, ASPR/BARDA, the Department of Defense, as well as commercial and private entities to propel technologies developed by RADx into widespread use.

The RADx program will consider innovations at all stages of readiness to circumvent current limitations to SARS-CoV-2 testing capacity, including:

–	Early stage: transformative innovations based on novel testing strategies that have potential for major scale up;

–	Mid stage: technologies using novel testing strategies that have demonstrated capability but need further validation, regulatory approval, and scale up;

–	Advanced stage (RADx ATP): modification and optimization of existing SARS-CoV-2 testing approaches, including clinical laboratory tests, that can dramatically increase testing capacity.

Design features might include technical innovations that:

–	Improve analytical performance, e.g., sensitivity, specificity, dynamic range, limit of detection, reliability, accuracy, speed (time to test result) and throughput;

–

Enhance operational performance through, e.g., development of a patient- and user-friendly design, use of alternative sampling strategies (e.g., saliva, exhaled breath), integration with mobile-devices, designs for home-based use or strategies to overcome bottlenecks with current testing approaches;

–	Improve access and reduce the cost of testing.

The specific objectives of the Talis project include:

–	[***];

–	[***];

–	[***];

–	[***];

–	[***];

–	[***];

–	[***]

3.0	Scope

RADx-Tech is a two-phase program. All applications undergo an intensive week-long risk assessment by a panel of expert technical, clinical, manufacturing, and regulatory advisors. If the proposed technology meets viability metrics, projects may be selected to enter phase one.

Phase one, performed under a separate funding mechanism, consists of an accelerated research and development program in which the awardee receives both financial support and in-kind services through RADx grant funding. This outcome of this work is a fully instantiated technology ready for clinical validation, regulatory authorization, production and commercialization.

Phase two, or Work Package 2, of the program, executed under this contract, includes completing the validation, approval, and production processes in order to deliver a viable product in a scaled-up capacity to the U.S. public.

During Work Package 2, Talis will complete verification and validation of its IVD platform, seek Emergency Use Authorization from the FDA for its COVID-19 assay, manufacture at least 3,300 instruments for sale, and design and construct three automated manufacturing lines, which combined have a total capacity of approximately 1 million cartridges per month.

4.0	Tasks

Talis shall perform the following tasks:

#	PWS TASK
4.1	[***]
4.1.1	– [***]
4.1.2	– [***]
4.1.3	– [***]
4.1.4	– [***]
4.1.5	– [***]
4.2	[***]
4.2.1	– [***]
4.2.2	– [***]
4.2.3	– [***]
4.2.4	– [***]
4.3	[***]
4.3.1	– [***]
4.3.2	– [***]
4.3.3	– [***]

5.0	Deliverables

See Attachment #3 of the contract for the Schedule of Deliverables.

6.0	Quality Assurance

The Contractor shall ensure that all deliverables are reviewed and edited to ensure that documents are free of typographical, grammatical and technical errors. The Contracting Officer’s Representative (COR), shall have final authority over the format, style, editing and content of all deliverables. Further, the contractor will be responsible for ensuring that final documents incorporate all comments, modifications, and editing recommended by the COR.

7.0	Quality Assurance Surveillance Plan (QASP)

See Attachment #4 of the contract, Quality Assurance Surveillance Plan (QASP), for additional information.

8.0	Period of Performance

The period of performance of the contract is July 30, 2020 through July 29, 2021.

SCHEDULE OF DELIVERABLES

No.	Objective Defined	Milestone Defined	Deliverable	Success Criteria	Deliverable Due Date	Stage
1	[***]	[***]	[***]	[***]	[***]	1
2	[***]	[***]	[***]	[***]	[***]	1
3	[***]	[***]	[***]	[***]	[***]	2
4	[***]	[***]	[***]	[***]	[***]	2
5	[***]	[***]	[***]	[***]	[***]	2
6	[***]	[***]	[***]	[***]	[***]	3
7	[***]	[***]	[***]	[***]	[***]	3
8	[***]	[***]	[***]	[***]	[***]	3
9	[***]	[***]	[***]	[***]	[***]	4
10	[***]	[***]	[***]	[***]	[***]	4
11	[***]	[***]	[***]	[***]	[***]	4
12	[***]	[***]	[***]	[***]	[***]	5
13	[***]	[***]	[***]	[***]	[***]	5
14	[***]	[***]	[***]	[***]	[***]	1-5
15	[***]	[***]	[***]	[***]	[***]	1-5

PAYMENT SCHEDULE

Stage	Title	Completion Date	Firm Fixed Price
1	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
Total FFP Amount			$ 25,400,000

QUALITY ASSURANCE SURVEILLANCE PLAN

(QASP)

1	INTRODUCTION

This quality assurance surveillance plan (QASP) is pursuant to the milestone deliverables attached to the Performance Work Statement (PWS) entitled [***]. This plan sets forth the procedures and guidelines the RADx-Tech Contracting Officers and Contracting Officer’s Representatives (CORs) will use in ensuring the required performance standards or service levels are achieved by the contractor.

1.1	Purpose

1.1.1 The purpose of the QASP is to describe the systematic methods used to monitor performance and to identify the required documentation and the resources to be employed. The QASP provides a means for evaluating whether the contractor is meeting the performance standards/quality levels identified in the PWS and the contractor’s quality control plan (QCP), and to ensure that the government pays only for the level of services received.

1.1.2 This QASP defines the roles and responsibilities of all members of the integrated project team (IPT), identifies the performance objectives, defines the methodologies used to monitor and evaluate the contractor’s performance, describes quality assurance documentation requirements, and describes the analysis of quality assurance monitoring results.

1.2	Performance Management Approach

1.2.1 The PWS structures the acquisition around “what” service or quality level is required, as opposed to “how” the contractor should perform the work (i.e., results, not compliance). This QASP will define the performance management approach taken by the National Institute of Biomedical Imaging and Bioengineering (NIBIB) to monitor and manage the contractor’s performance to ensure the expected outcomes or performance objectives communicated in the PWS are achieved. Performance management rests on developing a capability to review and analyze information generated through performance assessment. The ability to make decisions based on the analysis of performance data is the cornerstone of performance management; this analysis yields information that indicates whether expected outcomes for the project are being achieved by the contractor.

1.2.2 Performance management represents a significant shift from the more traditional quality assurance (QA) concepts in several ways. Performance management focuses on assessing whether outcomes are being achieved and to what extent. This approach migrates away from scrutiny of compliance with the processes and practices used to achieve the outcome. A performance-based approach enables the contractor to play a large role in how the work is performed, as long as the proposed processes are within the stated constraints. The only exceptions to process reviews are those required by law (federal, state, and local) and compelling business situations, such as safety and health. A “results” focus provides the contractor flexibility to continuously improve and innovate over the course of the contract as long as the critical outcomes expected are being achieved and/or the desired performance levels are being met.

1.3	Performance Management Strategy

1.3.1 The contractor is responsible for the quality of all work performed. The contractor measures that quality through the contractor’s own quality control (QC) program. QC is work output, not workers, and therefore includes all work performed under this contract regardless of whether the work is performed by contractor employees or by subcontractors. The contractor’s QCP will set forth the staffing and procedures for self-inspecting the quality, timeliness, responsiveness, customer satisfaction, and other performance requirements in the PWS. The contractor will develop and implement a performance management system with processes to assess and report its performance to the designated government representative. The contractor’s QCP will set forth the staffing and procedures for self-inspecting the quality, timeliness, responsiveness, customer satisfaction, and other performance requirements in the PWS. This QASP enables the government to take advantage of the contractor’s QC program.

1.3.2 The government representatives will monitor performance and review performance reports/milestone deliverables furnished by the contractor. If a milestone deliverable is delayed, the contractor will be responsible for reporting the reason and providing an updated schedule.

2	ROLES AND RESPONSIBILITIES

2.1	The Contracting Officer

The Contracting Officer (CO) is responsible for monitoring contract compliance, contract administration, and cost control and for resolving any differences between the observations documented by the Contracting Officer’s Representative (COR). The CO will designate one full-time COR as the government authority for performance management. The number of additional representatives serving as technical inspectors depends on the complexity of the services measured, as well as the contractor’s performance, and must be identified and designated by the CO.

2.2	The Contracting Officer’s Representative

The Contracting Officer’s Representative (COR) is designated in writing by the CO to act as his or her authorized representative to assist in administering a contract. COR limitations are contained in the written appointment letter. The COR is responsible for technical administration of the project and ensures proper government surveillance of the contractor’s performance. The COR is not empowered to make any contractual commitments or to authorize any contractual changes on the government’s behalf. Any changes that the contractor deems may affect contract price, terms, or conditions shall be referred to the CO for action. The COR will have the responsibility for completing QA monitoring forms used to document the inspection and evaluation of the contractor’s work performance. Government surveillance may occur under the inspection of services clause for any service relating to the contract.

3	IDENTIFICATION OF REQUIRED PERFORMANCE STANDARDS/QUALITY LEVELS

The required milestone deliverables are included in the PWS. If the contractor meets the milestone deliverable, it will be paid the representative milestone payment agreed on in the contract. If the contractor does not meet the milestone deliverable, the milestone payment will be delayed, and it will put the future milestone payments at risk.

4	METHODOLOGIES TO MONITOR PERFORMANCE

4.1	Surveillance Techniques

In an effort to minimize the performance management burden, simplified surveillance methods shall be used by the government to evaluate contractor performance when appropriate. The primary methods of surveillance are:

•	100% Inspection – As determined appropriate, the COR shall review the generated documentation and enter summary results into the Surveillance Activity Checklist.

4.2	Acceptable Performance Levels

Milestone payments will be issued upon meeting milestone deliverables.

5	QUALITY ASSURANCE DOCUMENTATION

5.1	Monitoring Form

The government’s QA surveillance, accomplished by the COR, will be reported using the monitoring form in Attachment 2. The form will document the government’s assessment of the contractor’s performance under the contract to ensure that the required results are being achieved.

5.1.1 The COR and CO will retain a copy of all completed QA surveillance forms.

6	ANALYSIS OF QUALITY ASSURANCE ASSESSMENT

6.1	Determining Performance

6.1.1 Government shall use the monitoring methods cited to determine whether the milestone deliverables have been met. If the contractor has not met milestone deliverable , it may be asked to develop a corrective action plan to show how and by what date it intends to meet the milestone deliverable. Failure to meet the milestone deliverable may result in a delay of the milestone payment and may put future milestone payments at risk.

6.2	Reporting

6.2.1 At the end of each contract month, the COR will prepare a written report summarizing the overall results of the quality assurance surveillance of the contractor’s performance. This written report will become part of the QA documentation. It will enable the government to demonstrate whether the contractor is meeting the stated objectives.

6.3	Reviews and Resolution

6.3.1 The COR may require the contractor’s project manager, or a designated alternate, to meet with the CO and other government IPT personnel as deemed necessary to discuss performance evaluation. The COR will define a frequency of in-depth reviews with the contractor, including appropriate self-assessments by the contractor; however, if the need arises, the contractor will meet with the COR as often as required or per the contractor’s request. The agenda of the reviews may include:

•	Weekly performance assessment data and trend analysis; Issues and concerns of both parties;

•	Projected outlook for upcoming months and progress against expected trends, including a corrective action plan analysis;

•	Recommendations for improved efficiency and/or effectiveness;

•	Issues arising from the performance monitoring processes.

The COR and the CO must coordinate and communicate with the contractor to resolve issues and concerns regarding marginal or unacceptable performance.

ATTACHMENT 1: PERFORMANCE REQUIREMENTS SUMMARY

See Schedule of Deliverables for details regarding performance requirements.

ATTACHMENT 2: Deliverable Acceptance Form

Deliverable Name

Acceptance Criteria

Verification Method

Validation Method

Contracting Officer’s Representative (COR) Name

COR Signature / Date